EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER

                                      among

                             CELERITY SYSTEMS, INC.,

                             FUTURETRAK MERGER CORP.

                                       and

                         FUTURETRAK INTERNATIONAL, INC.





                                    --------
                                 August 10, 1999
                                    --------



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                                Table of Contents

                                                                                                                 Page
1.       The Merger.................................................................................................2
         1.1      The Merger........................................................................................2
         1.2      Closing...........................................................................................2
         1.3      Effective Time....................................................................................2
         1.4      Treatment of Securities...........................................................................3
         1.5      Adjustment of Exchange Ratio......................................................................4
         1.6      Closing of the Company Transfer Books.............................................................4
         1.7      Exchange of Securities............................................................................5
         1.8      No Fractional Shares..............................................................................7
         1.9      Stockholders'and Shareholders'Approval............................................................8
         1.10     Dissenting Shares.................................................................................8
         1.11     Tax Consequences..................................................................................9
         1.12     Further Action....................................................................................9

2.       Certain Matters Relating to the Surviving Corporation and the Parent.......................................9
         2.1      Certificate of Incorporation of the Surviving Corporation........................................10
         2.2      By-laws of the Surviving Corporation.............................................................10
         2.3      Directors and Officers of the Surviving Corporation..............................................10
         2.4      Certificate of Incorporation of the Parent.......................................................10
         2.5      By-laws of the Parent............................................................................11
         2.6      Directors and Officers of the Parent.............................................................11

3.       Representations and Warranties of the Company.............................................................11
         3.1      Due Incorporation and Qualification..............................................................11
         3.2      Corporate Power of the Company...................................................................12
         3.3      Authority to Execute and Perform Agreements......................................................12
         3.4      Outstanding Capital Stock; Affiliates............................................................13
         3.5      Other Securities.................................................................................14
         3.6      Articles of Incorporation and By-laws............................................................15
         3.7      Financial Statements.............................................................................15
         3.8      Absence of Certain Changes.......................................................................16
         3.9      Material Contracts...............................................................................18
         3.10     No Defaults Under Agreements.....................................................................19
         3.11     Company Third Party Consents.....................................................................20
         3.12     Patents, Trademarks, Trade Names, Etc............................................................20
         3.13     Employee Matters.................................................................................21
         3.14     Litigation; Compliance with Laws.................................................................23
         3.15     Tax Matters......................................................................................23
         3.16     Insurance........................................................................................26


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                                                                                                                 PAGE

         3.17     Lease............................................................................................27
         3.18     Equipment and Machinery..........................................................................27
         3.19     Licenses and Permits.............................................................................28
         3.20     Inventories......................................................................................29
         3.21     Compensation.....................................................................................29
         3.22     Customers, Suppliers and Distributors............................................................30
         3.23     Labor............................................................................................30
         3.24     Environmental Matters............................................................................32
         3.25     Full Disclosure..................................................................................34
         3.26     Brokers..........................................................................................34
         3.27     Banking Relationships and Investments............................................................34
         3.28     Accounts Receivable..............................................................................35
         3.29     Title to Assets..................................................................................35
         3.30     Continuity of Business Enterprise................................................................36
         3.31     Continuity of Interest...........................................................................36
         3.32     No Spin-off by Company...........................................................................37

4.       Representations and Warranties of the Parent and Merger Sub...............................................37
         4.1      Due Incorporation................................................................................37
         4.2      Corporate Power of the Parent....................................................................37
         4.3      Parent Shares....................................................................................37
         4.4      Securities Laws Filings..........................................................................37
         4.5      Brokers..........................................................................................38
         4.6      Interim Operations of Merger Sub.................................................................38
         4.7      Absence of Certain Changes.......................................................................38
         4.8      Parent Third Party Consents......................................................................41
         4.9      Litigation; Compliance with Laws.................................................................41
         4.10     Adverse Change...................................................................................42

5.       Covenants and Further Agreements of the Parties...........................................................42
         5.1      Prohibited Actions Pending Closing...............................................................42
         5.2      Exceptions to Prohibitions Affecting the Parties.................................................44
         5.3      Litigation.......................................................................................44
         5.4      Reasonable Efforts...............................................................................44
         5.5      Expenses.........................................................................................44
         5.6      Corporate Examinations and Investigations........................................................45
         5.7      Consents.........................................................................................45
         5.8      Employment Agreements............................................................................45
         5.9      Confidentiality..................................................................................46
         5.10     Public Statements................................................................................47


                                       ii
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                                                                                                                 PAGE

         5.11     Consents Without Any Condition...................................................................47
         5.12     Further Assurances...............................................................................47
         5.13     Cooperation to Obtain Financing..................................................................47
         5.14     Comfort Letters.  Each of the Company and the Parent shall ......................................48

6.       Conditions Precedent to the Obligations of the Parent and Merger Sub to Effect the Merger.................49
         6.1      Company Representations and Covenants............................................................49
         6.2      Company Shareholder Representations and Covenants................................................49
         6.3      Officer's Certificates...........................................................................50
         6.4      Opinion of Counsel to the Company................................................................50
         6.5      Litigation.......................................................................................50
         6.6      Third Party Consents.............................................................................50
         6.7      Stockholder and Board Approvals..................................................................50
         6.9      No Material Adverse Change.......................................................................51
         6.10     Tax Matters......................................................................................51
         6.11     Securities Law Requirements......................................................................52
         6.12     Comfort Letter. .................................................................................52

7.       Conditions Precedent to the Obligations of the Company to Effect the Merger...............................52
         7.1      Parent and Merger Sub Representations and Covenants..............................................53
         7.2      Officer's Certificate............................................................................53
         7.3      Opinion of Counsel to the Parent.................................................................53
         7.4      Stockholder and Board Approvals..................................................................53
         7.5      Litigation.......................................................................................54
         7.6      No Material Adverse Change.......................................................................54
         7.7      Listing..........................................................................................54
         7.8      Securities Law Requirements......................................................................54
         7.9      Comfort Letter. .................................................................................55

8.       Documents to be Delivered at the Closing..................................................................55
         8.1      Documents to be Delivered by the Company to the Parent...........................................55
         8.2      Documents to be Delivered by the Parent and Merger Sub to the Company............................56

9.       Termination...............................................................................................57
         9.1      Termination......................................................................................57
         9.2      Effect of Termination............................................................................60

10.      Miscellaneous.............................................................................................60
         10.1     Notices..........................................................................................60
         10.2     Entire Agreement.................................................................................61


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         10.3     Waiver; Amendments; Separability.................................................................61
         10.4     Survival.........................................................................................62
         10.5     Governing Law....................................................................................62
         10.6     No Assignment....................................................................................62
         10.7     Counterparts.....................................................................................63
         10.8     Schedules........................................................................................63

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of August 10, 1999, among CELERITY SYSTEMS, INC., a Delaware corporation with its principal office located at 1400 Centerpoint Boulevard, Knoxville, Tennessee 37932 (the "Parent"), FUTURETRAK MERGER CORP., a Delaware corporation and wholly-owned subsidiary of the Parent ("Merger Sub"), and FUTURETRAK INTERNATIONAL, INC., a Florida corporation with its principal office located at 3635 Park Central Blvd. North, Pompano Beach, Florida 33064 (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the parties wish to provide for the terms and conditions upon which Merger Sub will be merged with and into the Company; and
     WHEREAS, it is the intention of the parties to this Agreement that for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     A0   THE MERGER.

          1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), Merger Sub shall be merged with and into the Company in accordance with the laws of the State of Delaware, the laws of the State of Florida and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the Company, in such capacity, hereinafter sometimes referred to as the "Surviving Corporation"). The name of the Company as the Surviving Corporation, shall be "FutureTrak International, Inc."

          1.2 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York, 10176 within ten (10) business days following the satisfaction or waiver of the conditions precedent to Closing set forth in Sections 6 and 7 of this Agreement; or (b) at such other place, time, and/or date upon which the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."

          1.3 EFFECTIVE TIME. Upon the Closing, the parties hereto shall cause a Certificate of Merger ("Certificate of Merger") with respect to the Merger to be properly executed and filed in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and Articles of Merger ("Articles of Merger") with respect to the Merger to be properly executed and filed in accordance with the provisions of the Florida Business Corporation Act (the "FBCA"). The parties hereto shall also take such further actions as may be required under the DGCL, the FBCA and the laws of each state in which the Company is authorized to conduct business in connection with the consummation of the Merger. The Merger shall become effective at such time as the Certificate of Merger (substantially in the form of Schedule 1.3-A hereto) is duly filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 252 of the DGCL and the Articles of Merger (substantially in the form of Schedule 1.3-B hereto) are duly filed with the Florida Department of State in accordance with the provisions of Section
607.1105 of the FBCA) or at such later time as is specified in the Certificate of Merger and the Articles of Merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Sub, all as provided under applicable law.

          1.4    TREATMENT OF SECURITIES.

               (a) CONVERSION OF MERGER SUB COMMON STOCK. At the Effective Time, each then outstanding share of Common Stock, par value $0.001 per share, of Merger Sub shall be converted into one share of Common Stock of the Surviving Corporation.

               (b) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 1.5, at the Effective Time, each then outstanding share of Common Stock, par value $0.001 per share, of the Company (the "Company Common Stock"), shall be converted into and represent the right to receive one validly issued, fully paid and non-assessable share of Common Stock, par value $0.001 per share, of the Parent (the "Parent Common Stock") (such one to one ratio (I.E. such factor of 1.0) as adjusted as contemplated pursuant to Section 1.5, being referred to herein as the "Exchange Ratio"). All shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a valid certificate representing any such shares (each, a "Company Shareholder") shall cease to have any rights with respect thereto, except the right to receive the shares of the Parent Common Stock to be issued pursuant to this Section
1.4 with respect thereto (each, a "Parent Share") upon the surrender of such certificate in accordance with Section 1.7.

               (c) COMPANY STOCK OWNED BY THE COMPANY. All shares of the Company Common Stock which immediately prior to the Effective Time are held directly by the Company in its treasury (if any), shall be canceled and retired and shall cease to exist, and no Parent Shares (as hereinafter defined) or other consideration shall be delivered with respect thereto.

          1.5 ADJUSTMENT OF EXCHANGE RATIO. In the event that, subsequent to the date of this Agreement, but prior to the Effective Time, the outstanding shares of the Parent Common Stock or the Company Common Stock, respectively, shall have been changed into a different number or a different class of shares as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

          1.6 CLOSING OF THE COMPANY TRANSFER BOOKS. From and after the Effective Time, the share transfer books of the Company shall be closed with respect to shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and no further transfer of such shares shall thereafter be made on such share transfer books.

          1.7    EXCHANGE OF SECURITIES.

               (a) Promptly after the Effective Time, the Parent shall, upon surrender by any Company Shareholder, in accordance with this Section 1.7, of share certificates representing all of the issued and outstanding shares of the Company Common Stock held by such Company Shareholder, deliver to such Company Shareholder a certificate representing the

Parent Shares to which such Company Shareholder is entitled or such certifications and indemnities as are satisfactory to the Parent with respect to lost or destroyed certificates. The number of Parent Shares to which each Company Shareholder is entitled shall be determined by multiplying the number of shares of the Company Common Stock held by such Company Shareholder at the Effective Time by the Exchange Ratio. The shares of the Company Common Stock so surrendered shall forthwith be canceled. No interest will be paid or accrued on the unpaid dividends and distributions, if any, payable to the holder of shares of the Company Common Stock.

               (b) Promptly following the Effective Time, the Parent shall issue and deliver to American Stock Transfer & Trust Co. or its successor (the "Exchange Agent") the number of Parent Shares into which the outstanding shares of Company Common Stock are to be converted in the Merger and cash sufficient to pay for all fractional shares of Company Common Stock eliminated pursuant to Section 1.8 hereof. The Parent shall cause the Exchange Agent to transmit to the Company Shareholders appropriate documents to be used by them to surrender their Company Common Stock certificates in exchange for Parent Common Stock certificates and cash in lieu of any fractional shares of Company Common Stock. Until so surrendered and exchanged, each certificate for Company Common Stock shall represent solely the right to receive shares of Parent Common Stock into which the shares of Company Common Stock it theretofore represented shall have been converted pursuant to Section 1.4(b) (or to perfect the right of the holders thereof to receive payment for such shares pursuant to Section 607.1320 of the FBCA, to the extent applicable).

               (c) All shares of the Parent Common Stock issued upon conversion of the shares of the Company Common Stock in accordance with the terms hereof, together with any cash required to be delivered therewith, shall be deemed to have been issued and delivered in full satisfaction of all rights pertaining to such shares of the Company Common Stock.

               (d) At the Effective Time, the Parent shall assume each option, warrant or other right to purchase shares of Company Common Stock then outstanding under the stock option plans and agreements set forth on
Schedule 1.7(d) (each an "Option Conversion Agreement"), which shall thereafter represent an option, warrant or other right (each, a "Company Option") to purchase, in lieu of the shares of Company Common Stock previously subject to such Company Option, that number of shares of Parent Common Stock equal to the product of the number of shares then subject to the Company Option, to the extent not exercised or terminated prior to the Effective Time, multiplied by the Exchange Ratio and rounded downward to the nearest whole share, at an exercise price per share equal to the exercise price per share under the Company Option, divided by the Exchange Ratio, and rounded upward to the nearest whole cent. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the Company Options will otherwise be unchanged.

          1.8 NO FRACTIONAL SHARES. No fractional shares of Parent Common Stock will be issued in connection with the Merger and no certificate therefor will be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise receive a fractional share shall, upon surrender of the certificate or certificates representing Company Common Stock or upon supplying to the Parent certifications and indemnities satisfactory to the Parent with respect to lost or destroyed certificates, be paid an amount in cash (without interest) determined by multiplying such fraction by the Market Price of Parent Common Stock on the tenth business day prior to the Effective Time. As used herein, "Market Price" per share of

Parent Common Stock on any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal United States national securities exchange (including, for purposes hereof, the Nasdaq SmallCap Market) on which the Parent Common Stock is listed or admitted to trading or, if the Parent Common Stock is not listed or admitted to trading on any such national exchange, the highest reported bid price for the Parent Common Stock as furnished by the National Association of Securities Dealers, Inc. The Exchange Agent will, subject to any applicable abandoned property or similar law, until three months after the Effective Time, pay to such holders, upon surrender of their certificates representing Company Common Stock outstanding immediately prior to the Effective Time, the cash value of such fractions so determined, without interest. Any balance of cash, as to which certificates representing Company Common Stock outstanding at the Effective Time which shall not have been surrendered by the expiration of such three month period, shall thereafter be held by the Parent for the benefit of such holders subject to any applicable statute of limitations or any abandoned property or similar law.

          1.9 STOCKHOLDERS' AND SHAREHOLDERS' APPROVAL. The Parent and, if required, the Company shall each call a meeting of their respective stockholders or shareholders (as the case may be) to consider and vote upon the approval and adoption of this Agreement and the Merger, all in accordance with the provisions of the DGCL, the FBCA and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be held, in the case of the Parent, as soon as is practicable after the Parent's registration statement on Form S-4 relating to the Parent Shares to be issued in connection with the Merger (the "S-4") shall have been declared effective by the Securities and Exchange Commission ("SEC") and the Parent's Proxy Statement shall have been cleared by the SEC.

          1.10 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by Company Shareholders who have filed with the Company an election to dissent to the Merger in the manner provided in Section 607.1320 of the FBCA ("Dissenting Shares") shall not be canceled and converted into shares of Parent Company Stock in accordance with the Exchange Ratio unless and until such Company Shareholder shall have failed to perfect, or shall have effectively withdrawn or lost, such Company Shareholder's right to payment under the FBCA. If such Company Shareholder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such Company Shareholder's shares of Company Common Stock shall thereupon be deemed to have been canceled and converted as described in Section 1.4(b) at the Effective Time, and each such share shall represent solely the right to receive shares of Parent Common Stock in accordance with the Exchange Ratio and pursuant to Section 1.7. The Company shall give the Parent prompt notice of any notices it receives from Company Shareholders electing to dissent to the Merger and, prior to the Effective Time, the Parent shall have the right to participate in all negotiations and proceedings with respect to such elections. From and after the Effective Time, no Company Shareholder who has elected to dissent to the Merger as provided in Section 607.1302 of the FBCA shall be entitled to vote such Company Shareholder's shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions with respect to such Company Shareholder's shares (except dividends and other distributions payable to Company Shareholders of record at a date which is prior to the Effective Time).

          1.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a tax-free reorganization with the meaning of Section 368 (a) of the Code. None of the Parent, Merger Sub or the Company shall take a position on any tax return inconsistent with this Section.

          1.12 FURTHER ACTION. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of Merger Sub and the Company, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Merger Sub and the Company or otherwise to take all such action.

     2   CERTAIN MATTERS RELATING TO THE SURVIVING CORPORATION AND THE PARENT.

          2.1 CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The Certificate of Incorporation of the Company, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

          2.2 BY-LAWS OF THE SURVIVING CORPORATION. The By-laws of the Company, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

          2.3 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Company immediately prior to the Effective Time will be the persons identified on Schedule 2.3; PROVIDED that, except as set forth in Section 5.8, nothing in this Agreement shall be construed as a commitment of continued employment to the persons referred to in Schedule 2.3, whether in the same position or otherwise. The directors and officers will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

          2.4 CERTIFICATE OF INCORPORATION OF THE PARENT. The Parent shall file with the Delaware Secretary of State on or prior to the Effective Time the Certificate of Incorporation substantially in the form of the draft certificate set forth on Schedule 2.4 (which provides among other things for the changing of the Parent's name to FutureTrak Systems, Inc.) which shall become the Certificate of Incorporation of the Parent until thereafter amended as provided by law.

          2.5 BY-LAWS OF THE PARENT. At or before the Effective Time, the Parent shall adopt By-laws substantially in the form of the draft By-laws set forth on Schedule 2.5, which shall be the By-laws of the Parent until thereafter amended as provided by law.

          2.6 DIRECTORS AND OFFICERS OF THE PARENT. The directors and officers of the Parent immediately prior to the Effective Time will be the persons identified on Schedule 2.6; PROVIDED that, except as set forth in
Section 5.8, nothing in this Agreement shall be construed as a commitment of continued employment to the persons referred to on Schedule 2.6, whether in the same position or otherwise. The directors and officers will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Parent, or as otherwise provided by applicable law.

     3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          Except as disclosed in writing by the Company to the Parent in the FutureTrak Disclosure Schedule (as hereinafter defined), the Company represents and warrants to the Parent, as of the FutureTrak Schedule Delivery Date (as hereinafter defined) and the Closing

Date, as follows:

          3.1 DUE INCORPORATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, operations or financial condition of the Company.

          3.2 CORPORATE POWER OF THE COMPANY. The Company has full legal right, power and authority and has taken all necessary corporate action required to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Company has full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company in accordance with the terms and conditions hereof will not, except as otherwise provided in this Agreement:
(i) require the approval or consent of any federal or state governmental or regulatory body or the approval or consent of any other person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under the Company's Articles of Incorporation or By-laws, or any by-law, statute, regulation, order, judgment or decree applicable to the Company, or (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any instrument, contract or other agreement to which the Company is a party or by which the Company Common Stock is bound or subject, except for those defaults which would not, either individually or in the aggregate, have a Material Adverse Effect on the Company; or (iv) result in the creation of any lien or other encumbrance on the shares of the Company Common Stock held by any Company Shareholder, except for any such lien or encumbrance under the Shareholders Agreement executed on the date hereof among the Parent, Merger Sub and certain of the Company Shareholders (the "Shareholders Agreement"). Where used in this Agreement, "Material Adverse Effect" shall mean a change or, with respect to the Company, Merger Sub or the Parent, as the case may be, any effect which is reasonably likely to be materially adverse to (i) the business, operations, prospects, financial condition or results of operations of such company, or (ii) this Agreement or the transactions contemplated hereby.

          3.4    OUTSTANDING CAPITAL STOCK; AFFILIATES.

               (a) The Company is authorized to issue 100,000,000 shares of Common Stock, $0.001 par value, of which 9,546,193 shares will be issued and outstanding as of the Closing Date. The shares of the Company Common Stock held by the Company Shareholders shall constitute all of the issued and outstanding capital stock of the Company. The shares of Company Common Stock held by the Company Shareholders have been duly and validly authorized and issued, and are fully paid and nonassessable, with no liability attaching to the ownership thereof. The record owners of all of the issued and outstanding shares of Company Common Stock and the beneficial owners of five percent (5%) or more of the issued and outstanding shares of Company Common Stock are set forth on the FutureTrak Disclosure Schedule.

               (b) The FutureTrak Disclosure Schedule sets forth each person or entity which the Company controls, is controlled by or is under common control with ("Affiliates") and sets forth the percentage ownership by the Company of each Affiliate or vice versa.

          3.5 OTHER SECURITIES. There are not as of the date hereof and there will not be at the Closing Date any shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the Company Shareholders with respect to the Merger. Except for the issuance of the Company Common Stock pursuant to the exercise of the Company Options under Option Conversion Agreements or other derivative securities set forth on
Schedule 1.7(d), there are outstanding: (a) no securities of the Company which are convertible into, or exchangeable or exercisable for, shares of Company Common Stock, or other voting securities of the Company; and (b) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Common Stock or other voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Each individual who is a party to an Option Conversion Agreement is the holder of the number of Company Options set forth opposite such individual's name on Schedule 1.7(d).

          3.6 ARTICLES OF INCORPORATION AND BY-LAWS. The copies of the Articles of Incorporation and By-laws of the Company, and all amendments thereto, which have been delivered to the Parent are true, correct and complete. No amendments, other than those delivered, have been, or will be, adopted by the Company or are contemplated except any such amendments, made with the prior consent of the Parent, that may be required to consummate the transactions contemplated hereby.

          3.7 FINANCIAL STATEMENTS. The balance sheets of the Company as at December 31, 1996, December 31, 1997 and December 31, 1998 and the related statements of income, retained earnings and changes in financial position and statements of cash flows for the years then ended, including the footnotes thereto, certified by Grant Thornton LLP, independent certified public accountants, and the unaudited balance sheet of the Company for the three (3) month period ending March 31, 1999 and the related statement of income, retained earnings and changes in financial position and statement of cash flow for the period then ended, including the footnotes thereto, all of which have been delivered to the Parent, fairly present the financial position of the Company as at such dates and for the years or period presented and the results of operations, the changes in retained earnings, financial position and cash flows of the Company for the years or the period then ended in accordance with generally accepted accounting principles consistently applied. (The foregoing financial statements of the Company as at such dates and for the years or the period then ended being sometimes herein called the "Financials," the balance sheet included in the Financials for the period ending March 31, 1999 being sometimes herein called the "Balance Sheet," and March 31, 1999 being sometimes herein called the "Balance Sheet Date"). There are no liabilities (whether absolute, accrued, contingent or otherwise) ("Liabilities") of the Company in excess of $5,000 individually or $25,000 in the aggregate of a type that would be required to be disclosed in financial statements prepared in accordance with generally accepted accounting principles consistently applied other than: (i) Liabilities accrued or reserved against in the Financials or disclosed in the notes thereto; (ii) Liabilities described on the FutureTrak Disclosure Schedule; and (iii) Liabilities incurred in the ordinary course of business since the Balance Sheet Date.

          3.8 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, the Company has not:

               (a) experienced any change in its financial condition, operating assets, liabilities, revenues, expenses or business prospects which would have a Material Adverse Effect on the Company or change any accounting method, policy or practice;

               (b) incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business;

               (c) become subject to an encumbrance or modified or extended any existing encumbrance on the Company's business or its assets, other than in the ordinary course of business which would have a Material Adverse Effect on the Company;
               (d) sold, committed to or agreed to sell, lease, hypothecate or otherwise dispose of the Company's business or the material assets thereof, other than in the ordinary course of business;

               (e) waived or released any rights of substantial value including cancellation of any substantial debt owed to, or accounts receivable of, the Company, other than in the ordinary course of business;

               (f) entered into any agreements with any Affiliate, including any officer, director, stockholder, partner, employee, agent or consultant of such Affiliate, nor granted nor agreed to grant any increase in the compensation, rate or commission of any officer, director, employee or agent, or caused any change in any existing, or the adoption of any new bonus, profit sharing, pension, stock option, retirement or similar plan, agreement or arrangement, or any accrual, arrangement for, or payment of, any bonus, severance or termination pay to any present or future officer, director, salaried employee, consultant, agent or Affiliate other than any increases, changes, accruals, arrangements or payments as are scheduled as of the date hereof or as are contemplated by existing agreements, plans or arrangements;

               (g) permitted or suffered any amendment, cancellation or termination of any contract, agreement, lease, license or commitment to which the Company is a party, the cancellation of which would have a Material Adverse Effect on the Company;

               (h) permitted or suffered any amendment, cancellation or termination of any regulatory license to which the Company is a party;

               (i) suffered any casualty loss or damage involving any material properties or assets of the Company's business, whether or not the same shall have been covered by insurance;

               (j) failed to pay when due any lease obligation or obligation for borrowed money, or default in respect of any other material contractual obligation to which the Company is subject;

               (k) borrowed or entered into any arrangement relating to the borrowing of funds from any person or guaranteed the payment or performance with respect to any such arrangement, other than in the ordinary course of business;

               (l) loaned or advanced any funds to its officers, directors, stockholders, partners, employees, consultants, agents or Affiliates;

               (m) incurred or committed to make any capital expenditure, except in the ordinary course of business and as is currently contemplated in the Company's budgets;

               (n)   amended or restated any of the Financials;

               (o) transferred any amounts in payment of the intercompany accounts of the Company or its Affiliates other than such transfers as have customarily been made in the ordinary course of business; or

               (p) permitted or suffered any other event or condition which would have a Material Adverse Effect on the Company.

          3.9    MATERIAL CONTRACTS. The Company has made available to Parent
(a) true and complete copies of all written contracts, agreements, commitments, arrangements, leases (including with respect to personal property), policies and other instruments to which it is a party or by which it or any subsidiary is bound which (i) require payments to be made in excess of $25,000 per year, or (ii) do not by their terms expire and are not subject to termination within sixty (60) days from the date of the execution and delivery thereof (collectively, "Material Contracts"), and (b) a written description of each Material Contract of which the Company is aware that has not been reduced to writing. Each of the Material Contracts is listed on the FutureTrak Disclosure Schedule. The Company is not, or has not received any written notice that any other party is, in default in any respect under any such Material Contract, except for those defaults which would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and, to the Company's knowledge, there has not occurred any event or events that with the lapse of time or the giving of notice or both would constitute such a material default, except for those defaults which would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not received notice of nor has knowledge of any termination or threatened termination of a Material Contract.

          3.10 NO DEFAULTS UNDER AGREEMENTS. The Company is not in default under any contract, commitment, agreement, lease, license, order, judgment or decree to which it is a party or by which it or its assets or properties are bound, nor does any condition exist which, with notice or lapse of time or both, would constitute such a default, which default would have a Material Adverse Effect on the Company or which would give the other party a right of termination or cancellation, and each such contract or other agreement is in full force and effect and neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach or acceleration of, or constitute (or with notice or lapse of time or both would constitute) such a default under any such contract or other agreement. To the Company's knowledge, no other party is in default under any contract, commitment, agreement, lease, license, order, judgment or decree to which the Company is a party or by which it is bound, except for defaults which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          3.11 COMPANY THIRD PARTY CONSENTS. All consents, permits and approvals from parties to contracts or other agreements with the Company, and any other material consent, permit or approval, that may be required in connection with the performance by the Company of its obligations under this Agreement, or to assure the consummation of the transactions contemplated by this Agreement, or the continuance of such contracts or other agreements with the Company after the Closing, are set forth on the FutureTrak Disclosure Schedule.

          3.12 PATENTS, TRADEMARKS, TRADE NAMES, ETC. The FutureTrak Disclosure Schedule lists, as of the date hereof: (a) all patents and patent applications, and all trademarks, service marks, trade names and registered copyrights, owned by the Company or in which the Company has rights, through license or otherwise, and all licenses and other agreements relating thereto; and (b) all agreements relating to third party technology, know-how and processes which the Company is licensed or authorized to use (collectively, the "Intellectual Property"). The Company holds free from contractual restrictions and any other restriction, except those restrictions imposed by law or governmental regulation, or any license or other agreement relating thereto, all Intellectual Property. As of the date hereof, there are no unresolved claims made and there has not been communicated to the Company the threat of any claim that the holder of such Intellectual Property is in violation of or infringing any service mark, patent, trademark, trade name, trademark or trade name registration, copyright or copyright registration of any third party. The Company is the owner of, or has a valid license to use, the patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formula and other proprietary and trade rights necessary for the conduct of the Company's business as now conducted, without any known conflict with the rights of others, and the Company has not knowingly forfeited or otherwise relinquished any such patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formula or other proprietary right necessary for the conduct of the Company's business as conducted on the date hereof. To the knowledge of the Company, no person is infringing any of the Intellectual Property.

          3.13   EMPLOYEE MATTERS.

               (a) The Company is not a party to, does not contribute to, and is not otherwise obligated under (i) any employment agreement or any collective bargaining or other labor agreement, or (ii) any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any program, arrangement or contract for incentive, profit sharing, retirement, savings, thrift, deferred compensation, stock option, performance, vacation or holiday pay, travel or other fringe benefits, life or other insurance (the "Benefit Plans").

               (b) The FutureTrak Disclosure Schedule identifies all Benefit Plans which are maintained by the Company with respect to its employees.

               (c) Each Benefit Plan is in material compliance with the provisions of ERISA, the Code and any applicable law, rule or regulation of any jurisdiction outside the United States, and a favorable determination letter has been issued by the Internal Revenue Service with respect to each such Benefit Plan which is an employee pension plan within the meaning of
Section 3(2) of ERISA ("Pension Plan") and any amendment thereto. Each Benefit Plan has been administered in accordance with its terms, or is in operational compliance with ERISA or any applicable law, rule or regulation of any jurisdiction outside the United States.

               (d) No reportable event, as defined in Section 4043 of ERISA, for which notice has not been waived, or accumulated funding deficiency, as defined in Section 302 of ERISA, nor any prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred with respect to any Pension Plan.

               (e) With respect to each Benefit Plan, the Company has delivered to the Parent true and complete copies of the following documents, where applicable: (i) the text of each Benefit Plan and of any trust maintained in connection therewith; (ii) the most recent annual report (Form 5500 Series), together with schedules, as required, filed with the Internal Revenue Service, and any financial statement and opinion required by Section 103(a)(3) of ERISA; (iii) the most recent determination letter issued by the Internal Revenue Service; (iv) the most recent summary plan description and all modifications; and (v) the most recent actuarial report.

               (f) (i) The Company is in compliance in all material respects with all applicable laws relating to the employment practices, terms and conditions of employment and wages and hours; (ii) there are no controversies (other than routine grievances) pending or threatened between the Company and any of its employees or labor unions or other collective bargaining units representing its employees; (iii) no unfair labor practice complaints have been filed against the Company with the National Labor Relations Board or other appropriate authority, and the Company has not received any notice or communication reflecting an intention or a threat to file any such complaint; (iv) there is no labor strike, dispute, slow-down or stoppage pending against the Company; and (v) no representation petition respecting the Company's business is pending with the National Labor Relations Board or other appropriate authority.

          3.14 LITIGATION; COMPLIANCE WITH LAWS. There are no claims, actions, suits, proceedings or governmental investigations pending or, to the Company's knowledge, threatened, before any national, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, or any order, injunction or decree outstanding, against or relating to the Company that, if adversely determined, would have a Material Adverse Effect on the Company. The Company is not in violation of any applicable law, rule or regulation, ordinance, or any other requirement of any governmental body or court, which violation would have a Material Adverse Effect on the Company, and no notice has been received by the Company alleging any such violation.

          3.15  TAX MATTERS.

               (a) "Tax(es)" shall mean all taxes, assessments and other charges, including any interest, penalties, additions to tax or additional amounts that may become payable in respect thereof, imposed by any foreign, federal, state, local or other government or taxing authority, which taxes shall include, without limitation, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature, including, without limitation, Taxes imposed by reason of transferee or successor liability.

               (b) The Company has timely filed with the appropriate taxing authorities all returns, declarations and reports (including, without limitation, information returns and other statements or information) in respect of Taxes (collectively, "Tax Returns") required to be filed through the date hereof and will timely file any such Tax Returns required to be filed on or prior to the Closing Date. The Tax Returns filed are complete and accurate in all material respects. The Company has not requested any extension of time within which to file any Tax Returns. The Company has delivered to the Parent complete and accurate copies of the Company's federal, state and local Tax Returns for the last three (3) fiscal years. No amended Tax Returns or refund claims have been or are scheduled to be filed by or on behalf of the Company.

               (c) All Taxes for which the Company is or may be liable, whether or not shown as due on any Tax Return, in respect of periods beginning before the Closing Date, have been timely paid, and the Company does not have any liability for Taxes in excess of the amounts so paid. There are no Taxes for which the Company is or may become liable that will apply in a period or a portion thereof beginning on or after the Closing Date and that are attributable to income earned or activities of the Company occurring before the Closing Date. All required Tax estimates, deposits, prepayments and similar reports or payments for current periods have been properly made.

               (d) No deficiencies for Taxes, have been claimed, proposed or assessed by any taxing or other governmental authority against the Company. There are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes, and there are no matters under discussion with any taxing or governmental authorities with respect to Taxes that in the reasonable judgement of the Company, or its counsel, are likely to result in additional liability for Taxes. No notice or claim has ever been made by any governmental authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Taxes in that jurisdiction. There have been no audits of federal, state and local returns for Taxes by any taxing or governmental authorities and the Company has not been notified that any taxing or governmental authority intends to audit a return for any period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Company. No power of attorney has been executed by the Company with respect to any matters relating to Tax which is currently in force.

               (e) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the Company's assets and no basis exists for the imposition of any such liens.

               (f) None of the Company's assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

               (g) None of the Company's assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

               (h) None of the Company's assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (i) The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

               (j) All elections with respect to Taxes affecting the Company as of the date hereof are set forth on the FutureTrak Disclosure Schedule. The Company has not consented at any time under Section 341(f)(1) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the Company's assets. The Company has not agreed to make, nor is required to make, any adjustments under Section 481(a) of the Code by reason of a change in the accounting method or otherwise.

               (k) There are no tax sharing agreements or similar arrangements with respect to or involving the Company. The Company is not a party to any contractual obligation requiring the indemnification of any person with respect to the payment of Taxes.

               (l) The Company is not a party to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

               (m) As of the Closing Date, the Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          3.16 INSURANCE. The Company maintains insurance coverage on its properties and assets, and with respect to its employees and operations, covering risks which are customarily insured against by businesses similar to the Company's business. The FutureTrak Disclosure Schedule contains a true and complete description of all such policies or binders of insurance held by or on behalf of the Company or any of its properties or assets in connection with the Company's business (specifying the type of insurance, the insurer, the policy number, the risks insured, the amount of coverage and the expiration date). The FutureTrak Disclosure Schedule also contains a true and complete description of all outstanding performance bonds which have been delivered to any person in connection with the Company's business. No notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy, binder or performance bond has been received by the Company.

          3.17  LEASE.

               (a) The Company has previously delivered to the Parent a true and correct copy of the lease for the Company's premises located at 3635 Park Central Blvd. North, Pompano Beach, Florida 33064 (the "Premises"), including all amendments thereto through the date hereof (the "Lease").

               (b) The landlord under the Lease has not given the Company written notice of or made a claim with respect to any breach or default the consequences of which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

               (c) The Lease is not subject to any sublease, license or other agreement granting to any person or entity any right to the use, occupancy or enjoyment of such property or any portion thereof.

          3.18 EQUIPMENT AND MACHINERY. The FutureTrak Disclosure Schedule sets forth a complete and correct list and brief description of each item of equipment and machinery owned or leased by the Company and used in the Company's business having an original purchase cost or aggregate lease cost exceeding $10,000. As of the date hereof, the Company has good title, free and clear of all title defects and objections to or liens on the equipment and machinery owned by it. The Company holds good and transferable leaseholds in all of the equipment and machinery leased by it, in each case under valid and enforceable leases. The Company is not in material default with respect to any item of equipment and machinery leased by it, and no event has occurred that constitutes or with due notice or lapse of time or both may constitute a material default under any lease thereof. The equipment and machinery owned and leased by the Company are sufficient and adequate to carry on the Company's business as presently conducted by the Company, and all items thereof are in good operating condition and


repair, ordinary wear and tear excepted.

          3.19 LICENSES AND PERMITS. The FutureTrak Disclosure Schedule sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to the Company with respect to the Company's business by the federal government, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License and Permit has been duly obtained, is valid and in full force and effect and, to the Company's knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License or Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of the Company's business in the manner now conducted by the Company, and none of the operations of the Company's business are being conducted in a manner that violates in any material respect any of the terms or conditions under which any License or Permit was granted. No such License or Permit will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

          3.20  INVENTORIES. All inventories reflected on the Financials are
(a) properly valued at the lower of average cost or market value on a first-in, first-out basis in accordance with GAAP as consistently applied in prior annual financial statements; (b) of good and merchantable quality and contain no material amounts that are not salable and usable for the purposes intended in the ordinary course of the Company's business and meet the current standards and specifications of the Company's business; and (c) at levels adequate and not excessive in relation to the circumstances of the Company's business and in accordance with past inventory stocking practices. All inventories disposed of subsequent to the Closing have been disposed of only in the ordinary course of business and at prices and under terms that are normal and consistent with past practice. No inventory is held by the Company on consignment. The Company does not hold title to any inventory held by others. There are no tooling forms, patterns or similar assets owned by the Company in the hands of vendors. The Financials contain adequate reserves for obsolete inventory.

          3.21 COMPENSATION. The Company has previously delivered to the Parent a schedule setting forth the current base salary of each of the employees of the Company as well as the aggregate bonus paid to each such employee in respect of the most recently completed bonus measuring period for such employee. Except for the Benefit Plans, the Company has not, by reason of past practices with respect to such employees, established any rights on the part of such employees to additional compensation with respect to any period after the Closing Date.

          3.22 CUSTOMERS, SUPPLIERS AND DISTRIBUTORS. The FutureTrak Disclosure Schedule sets forth a complete and correct list of (a) all customers whose purchases exceeded 5% of the aggregate net sales of the Company during the fiscal year ended December 31, 1998, setting forth with respect to each such customer the aggregate volume of purchases made during such period; (b) all suppliers from whom the Company purchased in excess of 5% of its raw materials and supplies during the fiscal year ended December 31, 1998 setting forth with respect to each such supplier the aggregate dollar volume of purchases (broken down by principal categories) by the Company from such supplier for such period; and (c) all sales agents or representatives of the Company with respect to the Company's business. None of such customers, suppliers, distributors or representatives has or, to the knowledge of the Company, intends to terminate or change significantly its relationship with the Company's business.

          3.23 LABOR. a. The Company is not a party to any labor or collective bargaining agreement, and no employees of the Company are represented by any labor organization; (b) within the preceding three (3) years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and there have been no organizing activities involving the Company with respect to any group of employees of the Company; b. there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the best knowledge of the Company, threatened against or involving the Company and there are no unfair labor practice charges or complaints pending or, to the best knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company; (c) there are no complaints, charges or claims against the Company pending or, to the best knowledge of the Company, threatened to be brought or filed, with any governmental entity or arbitrator(s) based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company; (d) to the best knowledge of the Company, the Company is in compliance in all material respects with all laws, regulations and orders relating to employment and labor, including but not limited to all such laws, regulations and orders relating to wages and hours, collective bargaining, equal employment opportunity, affirmative action, discrimination, civil rights, employee benefits, plant closing and mass layoff, immigration, medical and family leave, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax; (e) as of the Closing Date there will be no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of the Company, threatened, with respect to which any current or former director, officer, employee or agent of the Company is entitled, or has asserted he is entitled, to claim indemnification from the Company pursuant to the Certificate of Incorporation or By-Laws of the Company, as provided in any indemnification agreement to which the Company is a party or pursuant to applicable law; (f) since the enactment of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), the Company has not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company; nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the Company's employees has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the date of this Agreement.

          3.24  ENVIRONMENTAL MATTERS.

               a. (i) The Company and the Company's business are in material compliance with all Environmental Laws (as defined below); (ii) the Company has obtained all applicable Environmental Permits (as defined below); (iii) all Environmental Permits are in all material respects in full force and effect;
(iv) the Company and the Company's business are in material compliance with all Environmental Permits. As used herein, "Environmental Laws" shall mean all applicable federal, state, and local laws, ordinances, rules, regulations, judgments, orders, or decrees relating to the protection or regulation of human health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") (42 U.S.C. Sections 9601 ET SEQ.), the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Sections 6901 ET SEQ.), the Cleans Water Act (33 U.S.C. Sections 1251 ET SEQ.), the Atomic Energy Act (42 U.S.C. Section 2201 et se.), and similar state and local laws. "Environmental Permits" shall mean all applicable licenses and permits or other approvals required under applicable Environmental Laws in connection with the ownership, operation, and/or use of the Company's business.

               (b) The Company has not violated, done or suffered any act which could reasonably be expected to give rise to liability that would materially affect the operations of the Company's business under any Environmental Law.

               (c) (i) There is no pending or, to the Company's knowledge, threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding arising under any Environmental Law involving the Company's business or any property formerly owned, leased, operated or occupied by the Company's business; (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action (as defined in CERCLA Section 101(24), 42 U.S.C. Section 9601(24)) or other environmentally-related claim involving the Company's business; and (iii) neither the Company nor, to the Company's knowledge, the Company Shareholders has received any request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law related to the Company's business.

               (d) To the knowledge of the Company, the Premises (i) have never been used for the treatment or disposal of hazardous materials, hazardous substances or hazardous waste (as those terms are defined under any Environmental Law) nor as a landfill or other waste disposal site; and (ii) is not now nor ever has been subject to investigation by any governmental authority evaluating the need to undertake any environmental remedial action.

               (e) (i) There are not, and to the best knowledge of the Company after due inquiry, never have been any underground storage tanks present on the Premises; (ii) there is no asbestos present on the Premises; and (iii) there are no PCBs present on the Premises.

               (f) The Company has not disposed of any hazardous wastes (as defined under any Environmental Law) at any location which is currently identified or proposed for inclusion on (i) the National Priorities List, 40 CFR Part 300 Appendix B1, (ii) the Comprehensive Environmental Response, Compensation and Liability Inventory List, or (iii) any analogous state list.

               (g) The Company has provided to the Parent copies of all environmental reports or investigations regarding the Premises in the control or possession of the Company.

          3.25 FULL DISCLOSURE. All documents and other papers delivered by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby and listed on the FutureTrak Disclosure Schedule are true, complete and correct in all material respects. The information furnished by or on behalf of the Company to the Parent in connection with this Agreement and the transactions contemplated hereby and listed on the FutureTrak Disclosure Schedule does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not false or misleading in any material respect.

          3.26 BROKERS. The Company has not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated hereby. The Company shall indemnify and hold harmless the Parent from any claims to the contrary.

          3.27 BANKING RELATIONSHIPS AND INVESTMENTS. The FutureTrak Disclosure Schedule sets forth an accurate and complete list of all banks and financial institutions with which the Company has an account, deposit, safe-deposit box, lock box (including for the collection of receivables) or line of credit or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under such lines of credit or other loan facilities, or to obtain access to such boxes. The FutureTrak Disclosure Schedule sets forth an accurate and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company (the "Investments"). The Company has good and marketable title to all of the Investments. The Investments reflected on the Company's financial statements are (a) properly valued at the lower of cost or market, (b) readily marketable, and (c) fully paid and not subject to assessment or other claims upon the Company thereof.

          3.28 ACCOUNTS RECEIVABLE. The FutureTrak Disclosure Schedule sets forth an accurate and complete aging of all outstanding accounts and notes receivable as of March 31, 1999 of the Company. All outstanding accounts and notes receivable reflected on the Financials and other financial statements delivered to Parent are due and valid claims against account debtors for goods or services delivered or rendered, collectible in full within sixty
(60) days of delivery and subject to no defenses, offsets or counterclaims, except as reserved against on the financial statements in accordance with GAAP. All receivables arose in the ordinary course of business. No receivables are subject to prior assignment, claim, lien or security interest. The Company has not incurred any material liabilities to customers for rebates, discounts, returns, refunds, promotional allowances or otherwise, except as provided for on the financial statements. Where receivables arose out of secured transactions, all financing statements and other instruments required to be filed or recorded to perfect the title or security interest of the Company have been properly filed and recorded.

          3.29 TITLE TO ASSETS. The Company is the sole and exclusive legal and equitable owner of all right, title and interest in and has good and marketable title to all of the owned assets of the Company. None of the assets which the Company purports to own are subject to (a) any title defect or objection; (b) any contract of lease, license or sale; (c) any security interest, mortgage, pledge, lien, charge or encumbrance of any kind or character, direct or indirect, whatsoever, whether accrued, absolute, contingent or otherwise, ("Liens") except minor Liens which do not materially detract from the value or interfere with the present use thereof; (d) any royalty or commission arrangement; or (e) any claim, covenant or restriction. The FutureTrak Disclosure Schedule sets forth an accurate and complete list of all depreciable assets. The assets are in good operating condition and repair (reasonable wear and tear excepted), are suitable for the purposes for which they are presently being used, except where the failure to be in such repair or suitable would not individually or in the aggregate have a Material Adverse Effect on the Company and are adequate to meet all present and reasonably anticipated future requirements of the Company as presently conducted. The assets will furnish Parent with all of the capacity and rights to design, manufacture, produce, develop, use, sell, market and distribute the products and to perform the same services in the same manner as presently conducted by the Company and to meet all reasonably anticipated future requirements of the Company.

          3.30 CONTINUITY OF BUSINESS ENTERPRISE. The Company operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg.
Section 1.368-1(d).

          3.31 CONTINUITY OF INTEREST. To the knowledge of the Company, none of the Company Shareholders have a present plan or intention to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would cause the Merger to fail to qualify as a reorganization under Section 368(a)(1) of the Code.

          3.32 NO SPIN-OFF BY COMPANY. There has not been any distribution, sale or spin-off of material assets of either the Company or any of its Affiliates within the two (2) years prior to the date of this Agreement.

     4   REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB. Except as
disclosed in writing by the Parent to the Company in the Celerity Disclosure Schedule (as hereinafter defined), the Parent represents and warrants to the Company, as of the Celerity Schedule Delivery Date and the Closing Date, as follows:

          4.1 DUE INCORPORATION. Each of the Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

          4.2 CORPORATE POWER OF THE PARENT. Each of the Parent and Merger Sub has the full legal right, power and authority and has taken all necessary corporate action required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of each of the Parent and Merger Sub enforceable in accordance with its terms.

          4.3 PARENT SHARES. The Parent Shares, when duly and validly authorized and issued to the Stockholders in accordance with the terms hereof, shall be fully paid and nonassessable, with no liability attaching to the ownership thereof, free from any liens, claims, charges, security interests and other encumbrances of every kind and nature whatsoever.

          4.4 SECURITIES LAWS FILINGS. The Parent has, and on the Closing Date will have, made all filings required to be made by it under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, and such filings (including exhibits and financial statements; PROVIDED that no representation or warranty is made herein as to any representation or warranty contained in any agreement attached as an exhibit to any such filing), at the time they were made, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not false or misleading in any material respect. No event has occurred since the date of the last of such filings as a result of which any such filings contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not false or misleading in any material respect.

          4.5 BROKERS. The Parent has not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated hereby. The Parent shall indemnify and hold the Company harmless from any claims to the contrary.

          4.6 INTERIM OPERATIONS OF MERGER SUB. Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no subsidiaries, and will have conducted its operations only as contemplated hereby.

          4.7 Absence of Certain Changes. Since March 31, 1999, the Parent has not:

               (a) experienced any change in its financial condition, operating assets, liabilities, revenues, expenses or business prospects which would have a Material Adverse Effect on the Parent or change any accounting method, policy or practice;

               (b) incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business;

               (c) become subject to an encumbrance or modified or extended any existing encumbrance on the Parent's business or its assets, other than in the ordinary course of business, which would have a Material Adverse Effect on the Parent;

               (d) sold, committed to or agreed to sell, lease, hypothecate or otherwise dispose of the Parent's business or the material assets thereof, other than in the ordinary course of business;

               (e) waived or released any rights of substantial value including cancellation of any substantial debt owed to, or accounts receivable of, the Parent, other than in the ordinary course of business;

               (f) entered into any agreements with any Affiliate, including any officer, director, stockholder, partner, employee, agent or consultant of such Affiliate, nor granted or agreed to grant any increase in the compensation, rate or commission of any officer, director, employee or agent, or caused any change in any existing, or the adoption of any new bonus, profit sharing, pension, stock option, retirement or similar plan, agreement or arrangement, or any accrual, arrangement for, or payment of, any bonus, severance or termination pay to any present or future officer, director, salaried employee, consultant, agent or Affiliate other than any increases, changes, accruals, arrangements or payments as are scheduled as of the date hereof or as are contemplated by existing agreements, plans or arrangements;

               (g) permitted or suffered any amendment, cancellation or termination of any contract, agreement, lease, license or commitment to which the Parent is a party, the cancellation of which would have a Material Adverse Effect on the Parent;

               (h) permitted or suffered any amendment, cancellation or termination of any regulatory license to which the Parent is a party;

               (i) suffered any casualty loss or damage involving any material properties or assets of the Parent's business, whether or not the same shall have been covered by insurance;

               (j) failed to pay when due any lease obligation or obligation for borrowed money, or default in respect of any other material contractual obligation to which the Parent is subject;

               (k) borrowed or entered into any arrangement relating to the borrowing of funds from any person or guaranteed the payment or performance with respect to any such arrangement, other than in the ordinary course of business;

               (l) loaned or advanced any funds to its officers, directors, stockholders, partners, employees, consultants, agents or Affiliates;

               (m) incurred or committed to make any capital expenditure, except in the ordinary course of business and as is currently contemplated in the Parent's budgets;

               (n) amended or restated any of the financial statements filed by the Parent pursuant to the Exchange Act;

               (o) transferred any amounts in payment of the intercompany accounts of the Parent or its Affiliates other than such transfers as have customarily been made in the ordinary course of business; or

               (p) permitted or suffered any other event or condition which would have a Material Adverse Effect on the Parent.

          4.8 PARENT THIRD PARTY CONSENTS. All consents, permits and approvals from parties to contracts or other agreements with the Parent, and any other material consent, permit or approval, that may be required in connection with the performance by the Parent of its obligations under this Agreement, or to assure the consummation of the transactions contemplated by this Agreement, or the continuance of such contracts or other agreements with the Parent after the Closing, have been obtained.

          4.9 LITIGATION; COMPLIANCE WITH LAWS. There are no claims, actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Parent, threatened, before any national, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, or any order, injunction or decree outstanding against or relating to the Parent or Merger Sub that, if adversely determined, would have a Material Adverse Effect on the Parent or on Merger Sub. Neither the Parent nor Merger Sub is in violation of any applicable law, rule or regulation, ordinance or any other requirement of any governmental body or court, which violation would have a Material Adverse Effect on the Parent or on Merger Sub, and no notice has been received by the Parent or Merger Sub alleging any such violation.

          4.10 ADVERSE CHANGE. Since March 31, 1999, except as disclosed in any press release or filing with the SEC, the Parent is not aware of any material adverse change in the business or condition of the Parent, financial or otherwise.

     5.   COVENANTS AND FURTHER AGREEMENTS OF THE PARTIES.

          The  parties covenant and agree as follows:

          5.1 PROHIBITED ACTIONS PENDING CLOSING. Except as otherwise provided for in this Agreement or the disclosure schedules of the respective parties, or with the other party's approval in writing, from the date hereof until the Closing Date, neither the Company nor the Parent shall, and the Parent shall cause Merger Sub not to:

               (a) amend or otherwise change its Articles of Incorporation, By-laws or other governing documents;

               (b) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of their capital stock or any other of their securities;

               (c) authorize or incur any additional debt for money borrowed other than in the ordinary course of business, or incur any additional long-term debt maturing in whole or in part, more than one year after the date of creation thereof;

               (d) mortgage, pledge or subject to lien or other encumbrance any of its material properties or agree to do so;

               (e) enter into or agree to enter into any material agreement, contract or commitment other than in the ordinary course of business;

               (f) declare, set aside, make or pay any dividend or other distribution to its shareholders or its stockholders (as the case may be), or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, or authorize or effect any split-up or any recapitalization or make any changes in its authorized or issued capital stock;

               (g) increase or agree to increase, the compensation of any of its officers, directors or employees by means of salary increase, bonus or otherwise other than in the ordinary course of business consistent with past practice;

               (h) sell or otherwise dispose of, or agree to sell or dispose of, any of the Company's material assets or properties;

               (i) amend or terminate any material lease, contract, undertaking or other commitment to which it is a party, or to take action or fail to take any action, constituting any event of default thereunder;

               (j) assume, guarantee or otherwise become responsible for the obligations of any other party or agree to so do;

               (k) invest any assets of the Company, except the reinvestment of cash or cash equivalents in U.S. Treasury Bills and/or Certificates of Deposit;

               (l) pay any finders or investment bankers' fees in connection with the transactions contemplated by this Agreement; or

               m. take any action prior to the Closing Date which would breach any of the representations and warranties contained in this Agreement.

          5.2   EXCEPTIONS TO PROHIBITIONS AFFECTING THE PARTIES.
Notwithstanding Section 5.1, at or prior to the Closing, the Parent or the Company may undertake one or more of the following actions without the other party's approval:

               (a)   the Parent may undertake stock splits in accordance with
Section 5.15;

               (b) the Parent may take the actions described on Schedule 5.2(b) hereto; and

               (c) the Company may take the actions described on Schedule 5.2(c) hereto.

          5.3 LITIGATION. Each of the parties shall promptly notify the others of any lawsuits, claims, proceedings or investigations of which it has knowledge which after the date hereof are threatened or commenced against it or against any of its officer, director, employee, consultant, agent, stockholder or shareholder (as the case may be) with respect to its affairs.

          5.4 REASONABLE EFFORTS. The Company and the Parent shall each use all reasonable efforts to: (a) cause the fulfillment at the earliest practicable date of the conditions set forth in this Agreement; and (b) cause the representations and warranties contained in this Agreement to remain true and correct to the extent necessary to comply with Sections 6.1 and 7.1 hereof, as the case may be.

          5.5 EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          5.6 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, the Parent and the Company shall each be entitled, through its employees and representatives and at such party's sole cost, to make such investigation of the assets, properties, business and operations of the other party, and such examination of the books, records and financial condition of the other ("Due Diligence") as the investigating party may reasonably request. Any such Due Diligence shall be conducted at reasonable times and under reasonable circumstances and the party the subject of the Due Diligence shall cooperate fully therein.

          5.7 CONSENTS. The Company shall use reasonable efforts to obtain at the earliest practicable date, all consents and approvals referred to in the FutureTrak Disclosure Schedule without being required to take any actions that the Company reasonably believes could have a Material Adverse Effect on the Company or which the Parent reasonably believes could have a Material Adverse Effect on the Parent. The Parent shall use reasonable efforts to cooperate with the Company to the extent required in obtaining such consents and approvals. Nothing in this Agreement shall be construed as an attempt to assign any agreement or other instrument that is by its terms nonassignable without consent. If such consents are not obtained, the Company shall, to the extent reasonably possible, keep the agreement in effect and shall give the Parent the benefit of the agreement to the same extent as if it had not been excluded, and the Parent shall perform the obligations under the agreement relating to the benefit obtained by the Parent.

          5.8 EMPLOYMENT AGREEMENTS. The Parent shall enter into an employment agreement, effective the Closing Date, with each of Kenneth D. Van Meter, Stephen Remondini, Ahmad Moradi, Robert Kelner and William Tessaro, substantially in the form of the agreements set forth on Schedule 5.8 which, in the case of each such officer other than Mr. Van Meter, shall be in the form of his current agreement with the Company.

          5.9 CONFIDENTIALITY. Each of the Company and the Parent shall insure that all confidential information which it and any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Parent or the Company, or any of their respective Affiliates or customers or suppliers shall not be published, disclosed, or made accessible by it or any of its Affiliates to any other person or entity at any time or used by it or any of its Affiliates except pending the Closing in the business and for the benefit of the Parent or the Company (as the case may be), in each case without the prior written consent of the other party; PROVIDED that the restrictions of this sentence shall not apply (a) with respect to the obligations of the Parent or the Company after the Closing Date, (b) with respect to the obligations of all such persons and entities after this Agreement is rightfully terminated, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Parent or the Company or of any Affiliate of either or (insofar as such confidential information was obtained directly by the Parent or the Company or any Affiliate of either from any customer or supplier of any of them) of any such customer or supplier, (c) as may otherwise be required by law, (d) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (e) to the extent such information shall have otherwise become publicly available.

          5.10 PUBLIC STATEMENTS. Before the Parent or the Company shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, it shall furnish drafts of all documents or proposed oral statements to the other party for comments, and shall not release any such information without the prior written consent of the other party. Nothing contained herein shall prevent the Parent or the Company from releasing any information to any governmental authority if required to do so by law.

          5.11 CONSENTS WITHOUT ANY CONDITION. Neither the Parent nor the Company shall make any agreement or reach any understanding not approved in writing by the other parties as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

          5.12 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, each party hereto shall, without further consideration, execute and deliver to the others such other instruments of transfer and assumption, and shall take such other action as any of the others may reasonably request to carry out the transactions contemplated by this Agreement.

          5.13 COOPERATION TO OBTAIN FINANCING. Each of the Company and the Parent shall use commercially reasonable efforts to obtain at the earliest practicable date, on as favorable terms as possible, "bridge" financing prior to the Effective Time, and post-Effective Time financing. The costs and proceeds of any financing received prior to the Effective Time shall be shared equally between the Parent and the Company.

          5.14 COMFORT LETTERS. Each of the Company and the Parent shall deliver to the other a comfort letter, dated a date not more than two business days before the date upon which the S-4 becomes effective, from an independent public accountant and in form and substance reasonably satisfactory to the party receiving the comfort letter and its corporate counsel, covering such matters as are normally covered in a comfort letter delivered in connection with an S-4 Registration Statement covering transactions of the type called for by this Agreement.

          5.15 PARENT STOCK SPLITS. Notwithstanding any other provision in this Agreement, prior to the Closing, the Parent may undertake a reverse stock split in order to comply with any applicable NASDAQ maintenance requirements.

          5.16 PREPARATION AND DELIVERY OF DISCLOSURE SCHEDULES. As soon as is practicable but, in any event, within forty-five (45) days following the date hereof:

               (a)  the Company will prepare and deliver to the Parent
Schedules

1.7(d), 5.2(c), 5.8 (to the extent that such schedule involves agreements relating to officers other than Mr. Van Meter) and 6.4 hereto, together with other schedules of the type customarily attached to agreements of this type, which shall set forth the information required to be disclosed pursuant to
Article III and any exceptions to the representations and warranties set forth in such Article (the "FutureTrak Disclosure Schedule"); the date on which the FutureTrak Disclosure Schedule and all other schedules to be delivered by FutureTrak hereunder are actually received by the Parent is referred to herein as the "FutureTrak Schedule Delivery Date"; and

               (b) the Parent will prepare and deliver to the Company Schedules 1.3-A, 1.3-B, 2.3, 2.4, 2.5, 2.6, 5.2(b), 5.8 (to the extent that such schedule involves an agreement relating to Mr. Van Meter) and 7.3 hereto, together with other schedules of the type customarily attached to agreements of this type, which shall set forth the information required to be disclosed pursuant to Article IV and any exceptions to the representations and warranties set forth in such Article (the "Celerity Disclosure Schedule"); the date on which the Celerity Disclosure Schedule and all other schedules to be delivered by Celerity hereunder are actually received by the Company is referred to herein as the "Celerity Schedule Delivery Date."

     6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of the Parent and Merger Sub to effect the Merger shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by them:

          6.1 COMPANY REPRESENTATIONS AND COVENANTS. The representations and warranties of the Company contained in Article III of this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the

Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          6.2 COMPANY SHAREHOLDER REPRESENTATIONS AND COVENANTS. The representations and warranties of certain of the Company Shareholders contained in the Shareholders Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Such Company Shareholders shall have performed and complied in all material respects with all covenants and agreements required by the Shareholders Agreement to be performed or complied with by them on or prior to the Closing Date.

          6.3 OFFICER'S CERTIFICATES. The Parent shall have been furnished with an officer's certificate, dated the Closing Date, executed on behalf of the Company, certifying to the fulfillment of the conditions specified in
Section 6.1 hereof by the Company.

          6.4 OPINION OF COUNSEL TO THE COMPANY. The Parent shall have been furnished with an opinion of Atlas Pearlman Trop & Borkson, P.A., counsel to the Company, in substantially the form of Schedule 6.4 hereto.

          6.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or, to the Company's knowledge, threatened by any governmental or regulatory body, seeking to restrain or prevent the consummation of the transactions contemplated hereby or seeking damages in connection with such transactions, or which has or would have, if successful, singly or in the aggregate, a Material Adverse Effect on the Company.

          6.6 THIRD PARTY CONSENTS. Except as set forth on the FutureTrak Disclosure

Schedule, all consents, permits and approvals from parties to contracts or other agreements with the Company, and any other material consent, permit or approval, that may be required in connection with the performance by the Company of its obligations under this Agreement, or to assure the consummation of the transactions contemplated by this Agreement, or the continuance of such contracts or other agreements with the Company after the Closing, including those set forth on the FutureTrak Disclosure Schedule, shall have been obtained.

          6.7 STOCKHOLDER AND BOARD APPROVALS. The form, terms and conditions of this Agreement shall have been approved, and the consummation of the transactions contemplated hereby shall have been authorized by the shareholders or stockholders (as the case may be) and the Boards of Directors of each of the Company, the Parent and Merger Sub and evidence of such approvals shall have been delivered to the Parent.

          6.8 SATISFACTORY COMPLETION OF DUE DILIGENCE AND DISCLOSURE. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto, and all other related legal matters, shall be subject to the reasonable approval of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to the Parent and Merger Sub, and the Company shall have furnished such counsel all documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

          6.9 NO MATERIAL ADVERSE CHANGE. The properties or business of the Company shall not have been and shall not be threatened to be adversely affected in any material respect as a result of fire, explosion, earthquake, disaster, accident, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. There shall not be pending or threatened any strike or any action by any governmental authority which would have a Material Adverse Effect on the Company. After the date hereof, no event shall have occurred which, individually or when considered together with all other matters, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

          6.10  TAX MATTERS.

               (a) No new elections with respect to Taxes, or changes in current elections with respect to Taxes, affecting the Company shall have been made after the date of this Agreement without the prior written consent of the Parent.

               (b) The Company shall have provided the Parent with (i) all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence satisfactory to the Parent that such transfer taxes and charges have been paid, (ii) an affidavit, stating, under penalty of perjury, the Company's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code (or any similar provision of state or other tax law), and (iii) a clearance certificate or similar document(s) which may be required by any state taxing authority to relieve the Parent of any obligation to withhold any portion of the payments to the Company Shareholders pursuant to this Agreement.

          6.11 SECURITIES LAW REQUIREMENTS. All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities shall have been issued or given, and all restrictions or registration statements filed under any laws relating to the sale of securities or the issuance of the Parent Shares issuable pursuant to this Agreement, including the S-4, shall have become effective, and no such permit, license, consent, approval, registration or registration statement shall have been revoked, canceled, terminated, suspended or made the subject of any stop order or proceeding therefor.

          6.12 COMFORT LETTER. The Parent shall have received the comfort letter required under Section 5.14 hereof and, in addition, an updating comfort letter, in form and substance reasonably satisfactory to the Parent and its counsel, dated the date of Closing confirming (except to the extent of any changes described in such updating letter) the information previously contained in the Section 5.14 comfort letter on the basis of procedures set forth in such updating letter carried out by them to a specified date not more than five business days prior to the date of the Closing.

     7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER.

                  The obligations of the Company to effect the Merger shall be subject to the fulfillment, on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

          7.1 PARENT AND MERGER SUB REPRESENTATIONS AND COVENANTS. The representations and warranties of the Parent and Merger Sub contained in
Article IV of this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent and Merger Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them, respectively, on or prior to the Closing Date.

          7.2 OFFICER'S CERTIFICATE. The Company shall have been furnished with officer certificates, dated the Closing Date, executed by an officer of each of the Parent and Merger Sub, certifying to the fulfillment of the conditions specified in Section 7.1 hereof.

          7.3 OPINION OF COUNSEL TO THE PARENT. The Company shall have been furnished with an opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel to the Parent and Merger Sub, in substantially the form of Schedule 7.3 hereto.

          7.4 STOCKHOLDER AND BOARD APPROVALS. The form, terms and conditions of this Agreement shall have been approved, and the consummation of the transactions contemplated hereby shall have been authorized by the stockholders and the Boards of Directors of each of the Parent and Merger Sub and evidence of such approvals shall have been delivered to the Company.

          7.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transaction.

          7.6 NO MATERIAL ADVERSE CHANGE. The properties or business of the Parent shall not have been and shall not be threatened to be adversely affected in any material respect as a result of fire, explosion, earthquake, disaster, accident, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. There shall not be pending or threatened any strike or any action by any governmental authority which would have a Material Adverse Effect on the Parent. After the date hereof, no event shall have occurred which, individually or when considered together with all other matters, has had or could reasonably be expected to have a Material Adverse Effect on the Parent.

          7.7 LISTING. The Nasdaq SmallCap Market, if the Parent is then listed on the Nasdaq Smallcap Market, shall have listed or approved the listing on official notice of issuance, of Parent Shares to be delivered to the Company Shareholders pursuant to this Agreement.

          7.8 SECURITIES LAW REQUIREMENTS. All permits, licenses, consents and approvals necessary under any laws relating to the sale of securities shall have been issued or given, and all restrictions or registration statements filed under any laws relating to the sale of securities or the issuance of the Parent Shares pursuant to this Agreement, including the S-4, shall have become effective, and no such permit, license, consent, approval, registration or registration statement shall have been revoked, canceled, terminated, suspended or made the subject of any stop order or proceeding therefor.

          7.9 COMFORT LETTER. The Company shall have received the comfort letter required under Section 5.14 hereof and, in addition, an updating comfort letter, in form and substance reasonably satisfactory to the Company and its counsel, dated the date of Closing confirming (except to the extent of any changes described in such updating letter) the information previously contained in the Section 5.14 comfort letter on the basis of procedures set forth in such updating letter carried out by them to a specified date not more than five business days prior to the date of the Closing.

     8.   DOCUMENTS TO BE DELIVERED AT THE CLOSING.

          8.1 DOCUMENTS TO BE DELIVERED BY THE COMPANY TO THE PARENT. At the Closing, the Company shall deliver to the Parent the following:

               (a) a copy of resolutions adopted by the Board of Directors and the Stockholders of the Company authorizing the execution, delivery and performance of this Agreement by the Company, and a certificate of the secretary or assistant secretary of the Company, dated the Closing Date, stating that such resolutions were duly adopted and are in full force and effect at such date and setting forth the incumbency of each person executing this Agreement or any document required by this Section 8.1 on behalf of the Company;

               (b)   the opinion referred to in Section 6.4 hereof;

               (c) copies of all consents, approvals and waivers required as a condition precedent to the Closing as set forth on the FutureTrak Disclosure Schedule;

               (d)   all forms, certificates and affidavits referred to in
Section 6.10(b) hereof; and

               (e)   the updating letter of comfort referred to in Section
6.12 hereof.

          8.2 DOCUMENTS TO BE DELIVERED BY THE PARENT AND MERGER SUB TO THE COMPANY. At the Closing, the Parent and Merger Sub shall deliver to the Company the following:

               (a) a copy of resolutions adopted by the Boards of Directors of each of the Parent and Merger Sub, by the stockholders of the Parent and by the sole stockholder of Merger Sub authorizing the execution, delivery and performance of this Agreement by each of the Parent and Merger Sub, and a certificate of the secretary or assistant secretary of each of the Parent and Merger Sub, dated the Closing Date, stating that such resolutions were duly adopted and are in full force and effect at such date, and setting forth the incumbency of each person executing this Agreement, or any document required by this Section 8.2 on behalf of each of the Parent and Merger Sub;

               (b)   the certificates referred to in Section 7.2 hereof;

               (c)   the opinion referred to in Section 7.3 hereof;

               (d)   share certificates representing the Parent Shares;

               (e) filings with and approvals of the SEC, the National Association of Securities Dealers, Inc. and appropriate "Blue Sky" securities authorities with respect to the Parent Shares; and

               (f) the updating letter of comfort referred to in Section 7.9 hereof.

     9.   TERMINATION.

          9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the stockholders of the Parent:

               (a) by mutual written consent of the Company and the Parent, by mutual action of their respective Boards of Directors;

               (b) by any of the Company or the Parent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; PROVIDED that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such injunction or other order;

               (c) by any of the Company or the Parent if the Merger shall not have been consummated by December 31, 1999; PROVIDED that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

               (d) by the Parent, if the approval of the Parent Stockholders to the Merger shall have not have been obtained by reason of the failure to obtain the required vote upon a vote held at the stockholders' meeting called to obtain such approval, or at any adjournment thereof;

               (e) by the Parent, so long as the Parent is not then in material breach of its obligations hereunder, if there has been a breach of any representation or warranty of Company (when made on or at the time of termination as if made on such date of termination, except to the extent it relates to a particular date) or a material breach of any other covenant or agreement on the part of the Company set forth in this Agreement; PROVIDED that any such breach has not been cured within ten (10) calendar days following receipt by the Company of notice of such breach and is existing at the time of the termination of this Agreement, unless such breach could not, individually or in the aggregate with other breaches, be reasonably expected to have a Material Adverse Effect on the Company;

               (f) by the Company, so long as the Company is not then in material breach of its obligations hereunder, if there has been a breach of any representation or warranty (when made on or at the time of termination as if made on such date of termination, except to the extent it relates to a particular date) or a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement; PROVIDED that any such breach has not been cured within ten (10) calendar days following receipt by Parent or Merger Sub of notice of such breach and is existing at the time of the termination of this Agreement, unless such breach could not, individually or in the aggregate with other breaches, be reasonably expected to have a Material Adverse Effect on the Parent or Merger Sub.

               (g) by the Company or the Parent if any person has made a bona fide proposal relating to an Acquisition Proposal, or has commenced a tender offer or exchange offer for the Company Common Stock or the Parent Common Stock, and the Board of Directors of the Company or the Parent (as the case may be) determines in good faith after consultation with its financial and legal advisors, that such transaction, if consummated would be a Superior Proposal. For the purposes of this Agreement, an "Acquisition Proposal" shall mean any inquiry, proposal or offer with regard to any of the following transactions involving the Company or the Parent, as the case may be: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a material portion of the assets of the Company or the Parent, in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for all or any portion of the outstanding shares of Company Common Stock or the Parent Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; and a "Superior Proposal" shall mean any bona fide written offer made by a third party to acquire, directly or indirectly, for cash, all of the Company Common Stock or the Parent Common Stock then outstanding or all or substantially all the assets of the Company or the Parent and otherwise on terms wherein the Board of Directors of the Company or the Parent determines (after consultation with a financial advisor reasonably satisfactory to the other party and with its outside legal counsel) to be economically superior to the transactions contemplated by this Agreement;

               (h) by the Parent on or prior to the tenth business day following the FutureTrak Schedule Delivery Date, if Due Diligence conducted by the Parent or disclosures included in the FutureTrak Disclosure Schedule or in any other schedule to be delivered by the Company hereunder are not satisfactory to the Parent; and

               (i) by the Company on or prior to the tenth business day following the Celerity Schedule Delivery Date, if Due Diligence conducted by the Company or disclosures included in the Celerity Disclosure Schedule or in any other schedule to be delivered by the Parent hereunder are not satisfactory to the Company.

          9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective affiliates, officers, directors or shareholders except (a) with respect to this Section 9.2, and (b) that no such termination shall relieve any party from liability for a material breach hereof.

     10.   MISCELLANEOUS.

          10.1 NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, by facsimile transmission, telegraphed or telexed, or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, successfully faxed, telegraphed or telexed, or if mailed, two (2) days after the date of mailing, as follows:

               (i)      if to the Parent or Merger Sub, to:

                        Celerity Systems, Inc.
                        1400 Centerpoint Blvd.
                        Knoxville, TN 37932
                        Facsimile: (423) 539-3502
                        Attention:  Kenneth D. Van Meter

                        with a copy to:

                        Squadron, Ellenoff, Plesent
                                & Sheinfeld, LLP
                        551 Fifth Avenue
                        New York, NY 10176
                        Facsimile: (212) 697-6686
                        Attention:  Kenneth R. Koch, Esq.

               (ii)     if to the Company, to:

                        FutureTrak International, Inc.
                        3635 Park Central Blvd., North

                        Pompano Beach, FL 33064
                        Facsimile: (954) 971-2228
                        Attention: Dr. Ahmad Moradi






                        with a copy to:

                        Atlas Pearlman Trop
                                & Borkson P.A.
                        New River Center
                        200 East Las Olas Boulevard
                        Suite 1900
                        Fort Lauderdale, FL 33301
                        Facsimile: (954) 766-7800
                        Attention: Charles B. Pearlman, Esq.

          10.2 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         10.3 WAIVER; AMENDMENTS; SEPARABILITY. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. If any provision of this Agreement is held to be invalid or unenforceable, the balance of this Agreement shall remain in effect.

          10.4 SURVIVAL. None of the representations and warranties of the Company, the Parent or Merger Sub contained in this Agreement shall survive the Closing. Except as specifically set forth in this Agreement and the agreements and documents specifically referred to herein, there are no representations or warranties, express or implied, made by any party in connection with the transactions contemplated by this Agreement.

          10.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

          10.6 NO ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          10.8 SCHEDULES. The Schedules to this Agreement, including but not limited to the FutureTrak Disclosure Schedule and the Celerity Disclosure Schedule, are a part of this Agreement as if set forth in full herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                    CELERITY SYSTEMS, INC.


                    By: /s/ Kenneth D. Van Meter
                        -------------------------
                       Name:  Kenneth D. Van Meter
                       Title: President/CEO


                    FUTURETRAK MERGER CORP.


                    By: /s/ Kenneth D. Van Meter
                        -------------------------
                       Name:  Kenneth D. Van Meter
                       Title:


                    FUTURETRAK INTERNATIONAL, INC.



                    By: /s/ Ahmad Moradi
                        -------------------------
                       Name:  Ahmad Moradi
                       Title: CEO